                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                           SYNTHETIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                                     58-1049400
(State of incorporation or organization)                        (I.R.S. Employer Identification No.)

            309 LAFAYETTE ROAD
               CHICKAMAUGA, GA                                                 30707
 (address of principal executive offices)                                   (Zip Code)

                                 (706) 375-3121
                        (Registrant's telephone number,
                              including area code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the
following box.    [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box.    [ ]

      Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered
-------------------                       ------------------------------
Common Stock, $1.00 par value             Nasdaq National Market

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

              A description of the common stock, $1.00 par value per share, of Synthetic Industries, Inc., a Delaware corporation (the "Registrant"), to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (No. 333-09377), as amended, filed with the Securities and Exchange Commission on October 4, 1996 under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2.       EXHIBITS

              The following exhibits to this Registration Statement on Form 8-A, which constitute all constituent instruments defining the rights of the holders of the Registrant's Common Stock, including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

       1. The Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 8, 1995.+

       2. The Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 12, 1996.+

       3. The Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 1996.+

       4. The Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 1996.+

       5.     Amended and Restated Certificate of Incorporation of the
              Registrant.*

       6.     Amended and Restated Bylaws of the Registrant.*

       7. Form of Registration Rights Agreement between the Registrant and Synthetic Industries, L.P. (incorporated by reference to Exhibit
              10.30 filed as part of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 333-09377) filed with the Securities and Exchange Commission on September 13, 1996).+

       8.     Specimen common stock certificate.*

__________
*      Filed herewith
+      Previously filed





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SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 24, 1996

                                        SYNTHETIC INDUSTRIES, INC.



                                        By: /s/ LEONARD CHILL
                                            ----------------------------------
                                            Leonard Chill President and
                                            Chief Executive Officer





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                                 EXHIBIT INDEX

Exhibit No.

     1.           The Registrant's Annual Report on
                  Form 10-K filed with the Securities
                  and Exchange Commission on December 8,
                  1995.+

     2.           The Registrant's Quarterly Report on
                  Form 10-Q filed with the Securities
                  and Exchange Commission on February 12,
                  1996.+

     3.           The Registrant's Quarterly Report on
                  Form 10-Q filed with the Securities and
                  Exchange Commission on May 13, 1996.+

     4.           The Registrant's Quarterly Report on
                  Form 10-Q filed with the Securities and
                  Exchange Commission on August 6, 1996.+

     5.           Certificate of Incorporation of the
                  Registrant.*

     6.           Bylaws of the Registrant.*

     7.           Form of Registration Rights Agreement
                  between the Registrant and Synthetic
                  Industries, L.P. (incorporated by
                  reference to Exhibit 10.30 filed as
                  part of Amendment No. 1 to the
                  Registrant's Registration Statement
                  on Form S-1 (No. 333-09377) filed
                  with the Securities and Exchange
                  Commission on September 13, 1996).+

     8.           Specimen common stock certificate.*

__________
*  Filed herewith
+  Previously filed





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